Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in American Superconductor Corporation’s Annual Report on Form 10-K for the year ended March 31, 2010.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 2, 2010